Materion Corporation Reports Record Second Quarter 2024 Financial Results

MAYFIELD HEIGHTS, Ohio - August 5, 2024 - Materion Corporation (NYSE: MTRN) today reported record second quarter 2024 financial results and updated 2024 earnings guidance.

Financial Summary
•Net sales were $425.9 million; value-added sales1 were a second quarter record of $279.8 million, an increase of 4% year over year
•Net income was $19.0 million, or $0.91 per share, diluted; adjusted earnings of $1.42 per share, an increase of 3% year over year and a second quarter record
•Operating profit of $32.1 million; record quarterly adjusted EBITDA2 of $57.8 million versus $55.5 million in the prior year
•Updated full year adjusted earnings per share range to $5.60–5.90, a 2% increase from prior year at the midpoint

Business Highlights
•Awarded a new $150 million, multi-year contract to supply critical materials for space propulsion systems
•Leading Aerospace and Defense customer to invest ~$10 million to expand capacity and capabilities at existing Materion site
•Announcing Precision Clad Strip application is PMI’s IQOS ILUMA, a smoke-free product gaining popularity in Europe and Japan
•Outperformed adjusted EBITDA margin target of 20% in the second quarter

“Our return to record profitability in the second quarter exemplifies the talent and commitment of our global team and the power of our diverse portfolio, as we delivered strong top- and bottom-line growth against a notably mixed market backdrop,” Jugal Vijayvargiya, Materion President and CEO said. “Our unwavering focus on operational excellence and delivering on our organic initiatives is driving margin expansion despite the end-market conditions.”

“We are also pleased to share several exciting new wins and customer initiatives that continue to seed our organic growth pipeline and strengthen our position as a critical partner for the development of advanced materials solutions aligned with compelling global megatrends,” Vijayvargiya added. “Our teams are doing a great job of working with customers to demonstrate the critical and unique role that Materion can play in accelerating their innovation and driving future growth.”

SECOND QUARTER 2024 RESULTS
Net sales for the quarter were $425.9 million, compared to $398.6 million in the prior year period. Value-added sales were $279.8 million for the quarter, up 4% from the prior year period primarily driven by strength in aerospace and defense, semiconductor and consumer electronics (precision clad strip).

Operating profit for the quarter was $32.1 million and net income was $19.0 million, or $0.91 per diluted share, compared to operating profit of $35.4 million and net income of $24.1 million, or $1.15 per share, in the prior year period.

Excluding special items3, EBITDA2 was $57.8 million in the quarter or 20.7% of value-added sales, compared to $55.5 million or 20.7% of value-added sales in the prior year period. This increase was driven by higher volume, improving operational performance and strong cost management.

Adjusted net income was $29.7 million excluding acquisition amortization, or $1.42 per diluted share, compared to $1.38 per share in the prior year period.

OUTLOOK
While we have continued to win new business and drive operational improvements throughout the company, the outlook for semiconductor, automotive and industrial end-market demand has softened since our last earnings report. Despite the softer end-market outlook, we remain confident in our ability to execute and deliver another year of record results. With that, we are lowering the top end of our guide, revising our range to $5.60 to $5.90 for the full year 2024 adjusted earnings per share, an increase of 2% from prior year at the midpoint.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 8 to this press release.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, August 6, 2024. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 876666. A replay of the call will be available until August 20, 2024 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 49165. The call will also be archived on the Company’s website.

FOOTNOTES
1 Value-added sales deducts the impact of pass-through metals from net sales
2 EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization
3 Details of the special items can be found in Attachments 4 through 8

ABOUT MATERION
Materion Corporation is a global leader in advanced materials solutions for high-performance industries including semiconductor, industrial, aerospace & defense, energy and automotive. With nearly 100 years of expertise in specialty engineered alloy systems, inorganic chemicals and powders, precious and non-precious metals, beryllium and beryllium composites, and precision filters and optical coatings, Materion partners with customers to enable breakthrough solutions that move the world forward. Headquartered in Mayfield Heights, Ohio, the company employs more than 3,500 talented people worldwide, serving customers in more than 60 countries.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the global economy, including inflationary pressures, potential future recessionary conditions and the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns or sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions; our success in implementing our strategic plans and the timely and successful start-up and completion of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions in operations from, and other effects of, catastrophic and other extraordinary events including outbreaks from infectious diseases and the conflict between Russia and Ukraine and other hostilities; realization of expected financial benefits expected from the Inflation Reduction Act of 2022; and the risk factors set forth in Part 1, Item 1A of the Company's 2023 Annual Report on Form 10-K and in other reports that we file with the SEC.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Jason Saragian
(216) 383-6893
jason.saragian@materion.com
https://materion.com

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Second Quarter Ended		Six Months Ended
(In thousands except per share amounts)	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Net sales	$425,866	$398,551	$811,153	$841,076
Cost of sales	345,007	309,496	659,082	660,685
Gross margin	80,859	89,055	152,071	180,391
Selling, general, and administrative expense	33,601	38,911	69,445	79,247
Research and development expense	7,702	7,154	14,844	14,776
Restructuring expense	3,048	1,454	4,668	2,118
Other — net	4,446	6,192	8,803	11,966
Operating profit	32,062	35,344	54,311	72,284
Other non-operating income—net	(640)	(726)	(1,283)	(1,456)
Interest expense — net	8,802	7,641	17,081	15,142
Income before income taxes	23,900	28,429	38,513	58,598
Income tax expense	4,864	4,347	6,068	8,928
Net income	$19,036	$24,082	$32,445	$49,670
Basic earnings per share:
Net income per share of common stock	$0.92	$1.17	$1.57	$2.41
Diluted earnings per share:
Net income per share of common stock	$0.91	$1.15	$1.55	$2.38
Weighted-average number of shares of common stock outstanding:
Basic	20,741	20,625	20,710	20,596
Diluted	20,914	20,896	20,937	20,892

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	June 28, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$17,098	$13,294
Accounts receivable, net	185,244	192,747
Inventories, net	462,963	441,597
Prepaid and other current assets	73,811	61,744
Total current assets	739,116	709,382
Deferred income taxes	4,782	4,908
Property, plant, and equipment	1,321,083	1,281,622
Less allowances for depreciation, depletion, and amortization	(793,008)	(766,939)
Property, plant, and equipment—net	528,075	514,683
Operating lease, right-of-use assets	60,217	57,645
Intangible assets, net	126,015	133,571
Other assets	25,922	21,664
Goodwill	319,752	320,873
Total Assets	$1,803,879	$1,762,726
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$38,765	$38,597
Accounts payable	117,269	125,663
Salaries and wages	13,487	25,912
Other liabilities and accrued items	40,571	45,773
Income taxes	1,533	5,207
Unearned revenue	15,857	13,843
Total current liabilities	227,482	254,995
Other long-term liabilities	12,486	13,300
Operating lease liabilities	58,124	53,817
Finance lease liabilities	13,005	13,744
Retirement and post-employment benefits	25,226	26,334
Unearned income	89,418	103,983
Long-term income taxes	3,696	3,815
Deferred income taxes	21,367	20,109
Long-term debt	445,990	387,576
Shareholders’ equity	907,085	885,053
Total Liabilities and Shareholders’ Equity	$1,803,879	$1,762,726

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
(Thousands)	June 28, 2024	June 30, 2023
Cash flows from operating activities:
Net income	$32,445	$49,670
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	32,698	31,444
Amortization of deferred financing costs in interest expense	857	855
Stock-based compensation expense (non-cash)	5,334	5,042
Deferred income tax expense (benefit)	926	(166)
Changes in assets and liabilities:
Accounts receivable	5,274	26,886
Inventory	(24,312)	(36,451)
Prepaid and other current assets	(12,494)	1,210
Accounts payable and accrued expenses	(20,863)	(10,583)
Unearned revenue	(10,340)	(9,222)
Interest and taxes payable	(3,906)	(1,441)
Unearned income due to customer prepayments	—	15,061
Other-net	858	(1,783)
Net cash provided by operating activities	6,477	70,522
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(38,412)	(59,469)
Payments for mine development	(10,375)	(3,617)
Proceeds from sale of property, plant, and equipment	527	409
Net cash used in investing activities	(48,260)	(62,677)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities, net	73,649	15,151
Repayment of long-term debt	(15,172)	(7,743)
Principal payments under finance lease obligations	(382)	(1,117)
Cash dividends paid	(5,493)	(5,254)
Payments of withholding taxes for stock-based compensation awards	(6,402)	(4,872)
Net cash provided by/(used in) financing activities	46,200	(3,835)
Effects of exchange rate changes	(613)	(537)
Net change in cash and cash equivalents	3,804	3,473
Cash and cash equivalents at beginning of period	13,294	13,101
Cash and cash equivalents at end of period	$17,098	$16,574

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions)	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Net Sales
Performance Materials	$187.5	$182.8	$356.2	$369.8
Electronic Materials	212.7	190.7	404.7	419.5
Precision Optics	25.7	25.1	50.3	51.7
Other	—	—	—	—
Total	$425.9	$398.6	$811.2	$841.0

Less: Pass-through Metal Cost
Performance Materials	$14.4	$17.2	$27.5	$36.2
Electronic Materials	131.6	113.1	245.9	238.0
Precision Optics	0.1	—	0.1	—
Other	—	—	—	—
Total	$146.1	$130.3	$273.5	$274.2

Value-added Sales (non-GAAP)
Performance Materials	$173.1	$165.6	$328.7	$333.6
Electronic Materials	81.1	77.6	158.8	181.5
Precision Optics	25.6	25.1	50.2	51.7
Other	—	—	—	—
Total	$279.8	$268.3	$537.7	$566.8

Gross Margin
Performance Materials(1)	$48.7	$54.5	$88.8	$108.7
Electronic Materials(1)	25.2	27.2	50.2	55.8
Precision Optics (1)	7.0	7.4	13.1	15.9
Other	—	—	—	—
Total	$80.9	$89.1	$152.1	$180.4
(1) See reconciliation of gross margin to adjusted gross margin in Attachment 8
Note: Quarterly information presented within this document and previously disclosed quarterly information may not equal the total computed for the year due to rounding

	Second Quarter Ended		Six Months Ended
(Millions)	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Operating Profit
Performance Materials	$31.9	$36.5	$54.5	$72.0
Electronic Materials	8.9	9.1	18.7	18.8
Precision Optics	(1.4)	(1.5)	(4.7)	(1.9)
Other	(7.3)	(8.7)	(14.2)	(16.6)
Total	$32.1	$35.4	$54.3	$72.3

Non-Operating (Income)/Expense
Performance Materials	$0.2	$0.1	$0.3	$0.2
Electronic Materials	—	—	—	—
Precision Optics	(0.2)	(0.2)	(0.3)	(0.4)
Other	(0.6)	(0.6)	(1.3)	(1.3)
Total	$(0.6)	$(0.7)	$(1.3)	$(1.5)

Depreciation, Depletion, and Amortization
Performance Materials	$8.7	$8.5	$16.9	$15.9
Electronic Materials	4.5	4.3	9.1	8.6
Precision Optics	2.8	3.0	5.7	5.9
Other	0.5	0.5	1.0	1.0
Total	$16.5	$16.3	$32.7	$31.4

Segment EBITDA
Performance Materials	$40.4	$44.9	$71.1	$87.7
Electronic Materials	13.4	13.4	27.8	27.4
Precision Optics	1.6	1.7	1.3	4.4
Other	(6.2)	(7.6)	(11.9)	(14.3)
Total	$49.2	$52.4	$88.3	$105.2

Special Items(2)
Performance Materials	$2.7	$1.0	$7.7	$1.0
Electronic Materials	3.7	1.2	3.8	1.6
Precision Optics	0.5	0.9	1.2	1.1
Other	1.7	—	2.0	—
Total	$8.6	$3.1	$14.7	$3.7

Adjusted EBITDA Excluding Special Items
Performance Materials	$43.1	$45.9	$78.8	$88.7
Electronic Materials	17.1	14.6	31.6	29.0
Precision Optics	2.1	2.6	2.5	5.5
Other	(4.5)	(7.6)	(9.9)	(14.3)
Total	$57.8	$55.5	$103.0	$108.9
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.
(2) See additional details of special items in Attachment 5

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Net Sales to Value-added Sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Second Quarter Ended				Six Months Ended
(Millions)	June 28, 2024	% of VA	June 30, 2023	% of VA	June 28, 2024	% of VA	June 30, 2023	% of VA
Net sales	$425.9		$398.6		$811.2		$841.0
Pass-through metal cost	146.1		130.3		273.5		274.2
Value-added sales	$279.8		$268.3		$537.7		$566.8

Net income	$19.0	6.8%	$24.1	9.0%	$32.4	6.0%	$49.7	8.8%
Income tax expense	4.9	1.8%	4.3	1.6%	6.1	1.1%	8.9	1.6%
Interest expense - net	8.8	3.1%	7.7	2.8%	17.1	3.2%	15.2	2.7%
Depreciation, depletion and amortization	16.5	5.9%	16.3	6.1%	32.7	6.1%	31.4	5.5%
Consolidated EBITDA	$49.2	17.6%	$52.4	19.5%	$88.3	16.4%	$105.2	18.6%

Special items
Restructuring and cost reduction(1)	$6.7	2.4%	$3.1	1.2%	$9.1	1.7%	$3.7	0.7%
Additional start up resources and scrap(2)	1.2	0.4%	—	—%	4.9	0.9%	—	—%
Merger, acquisition and divestiture related costs(3)	0.7	0.3%	—	—%	0.7	0.1%	—	—%
Total special items	8.6	3.1%	3.1	1.2%	14.7	2.7%	3.7	0.7%
Adjusted EBITDA	$57.8	20.7%	$55.5	20.7%	$103.0	19.2%	$108.9	19.2%

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items, including the following:
(1) Restructuring and cost reduction – Costs include restructuring charges, costs associated with temporarily idled facilities as a result of decreased demand and costs associated with strategic asset disposals.
(2) Additional start up resources and scrap – Represents incremental costs incurred related to the ramp of the precision clad strip facility.
(3) Merger, acquisition and divestiture related costs – Includes due diligence costs associated with potential merger, acquisition and divestitures.
Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
and Diluted Earnings per Share to Adjusted Diluted Earnings per Share (Unaudited)

	Second Quarter Ended				Six Months Ended
(Millions)	June 28, 2024	Diluted EPS	June 30, 2023	Diluted EPS	June 28, 2024	Diluted EPS	June 30, 2023	Diluted EPS
Net income and EPS	$19.0	$0.91	$24.1	$1.15	$32.4	$1.55	$49.7	$2.38

Special items
Restructuring and cost reduction	$6.7		$3.1		$9.1		$3.7
Additional start up resources and scrap	1.2		—		4.9		—
Merger, acquisition and divestiture related costs	0.7		—		0.7		—
Provision for income taxes(1)	(0.3)		(0.8)		(2.2)		(1.5)
Total special items	8.3	0.40	2.3	0.12	12.5	0.60	2.2	0.11
Adjusted net income and adjusted EPS	$27.3	$1.31	$26.4	$1.27	$44.9	$2.15	$51.9	$2.49
Acquisition amortization (net of tax)	2.4	0.11	2.5	0.11	4.9	0.23	4.9	0.23
Adjusted net income and adjusted EPS excl. amortization	$29.7	$1.42	$28.9	$1.38	$49.8	$2.38	$56.8	$2.72
(1) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of certain discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA (Unaudited)
Performance Materials
	Second Quarter Ended				Six Months Ended
(Millions)	June 28, 2024	% of VA	June 30, 2023	% of VA	June 28, 2024	% of VA	June 30, 2023	% of VA
Net sales	$187.5		$182.8		$356.2		$369.8
Pass-through metal cost	14.4		17.2		27.5		36.2
Value-added sales	$173.1		$165.6		$328.7		$333.6

EBITDA	$40.4	23.3%	$44.9	27.1%	$71.1	21.6%	$87.7	26.3%
Restructuring and cost reduction	1.5	0.9%	1.0	0.6%	2.8	0.9%	1.0	0.3%
Additional start up resources and scrap	1.2	0.7%	—	—%	4.9	1.5%	—	—%
Adjusted EBITDA	$43.1	24.9%	$45.9	27.7%	$78.8	24.0%	$88.7	26.6%

Electronic Materials
	Second Quarter Ended				Six Months Ended
(Millions)	June 28, 2024	% of VA	June 30, 2023	% of VA	June 28, 2024	% of VA	June 30, 2023	% of VA
Net sales	$212.7		$190.7		$404.7		$419.5
Pass-through metal cost	131.6		113.1		245.9		238.0
Value-added sales	$81.1		$77.6		$158.8		$181.5

EBITDA	$13.4	16.5%	$13.4	17.3%	$27.8	17.5%	$27.4	15.1%
Restructuring and cost reduction	3.7	4.6%	1.2	1.5%	3.8	2.4%	1.6	0.9%
Adjusted EBITDA	$17.1	21.1%	$14.6	18.8%	$31.6	19.9%	$29.0	16.0%

Precision Optics
	Second Quarter Ended				Six Months Ended
(Millions)	June 28, 2024	% of VA	June 30, 2023	% of VA	June 28, 2024	% of VA	June 30, 2023	% of VA
Net sales	$25.7		$25.1		$50.3		$51.7
Pass-through metal cost	0.1		—		0.1		—
Value-added sales	$25.6		$25.1		$50.2		$51.7

EBITDA	$1.6	6.3%	$1.7	6.8%	$1.3	2.6%	$4.4	8.5%
Restructuring and cost reduction	0.5	2.0%	0.9	3.6%	1.2	2.4%	1.1	2.1%
Adjusted EBITDA	$2.1	8.2%	$2.6	10.4%	$2.5	5.0%	$5.5	10.6%

Other
	Second Quarter Ended				Six Months Ended
(Millions)	June 28, 2024	% of VA	June 30, 2023	% of VA	June 28, 2024	% of VA	June 30, 2023	% of VA
EBITDA	$(6.2)		$(7.6)		$(11.9)		$(14.3)
Restructuring and cost reduction	1.0		—		1.3		—
Merger, acquisition and divestiture related costs	0.7		—		0.7		—
Adjusted EBITDA	$(4.5)		$(7.6)		$(9.9)		$(14.3)

Attachment 8
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Gross Margin to Adjusted Gross Margin
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions)	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Gross Margin
Performance Materials	$48.7	$54.5	$88.8	$108.7
Electronic Materials	25.2	27.2	50.2	55.8
Precision Optics	7.0	7.4	13.1	15.9
Other	—	—	—	—
Total	$80.9	$89.1	$152.1	$180.4

Special Items (1)
Performance Materials	$2.0	$0.7	$6.2	$0.7
Electronic Materials	2.0	0.6	2.0	0.6
Precision Optics	0.1	0.3	0.2	0.3
Other	—	—	—	—
Total	$4.1	$1.6	$8.4	$1.6

Adjusted Gross Margin
Performance Materials	$50.7	$55.2	$95.0	$109.4
Electronic Materials	27.2	27.8	52.2	56.4
Precision Optics	7.1	7.7	13.3	16.2
Other	—	—	—	—
Total	$85.0	$90.7	$160.5	$182.0
(1) Special items impacting gross margin represent restructuring and cost reduction and additional start up resources and scrap in 2024 and restructuring and cost reduction in 2023.